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                                                                   EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the (a) Joint Registration Statement on Form S-3 (Files No. 333-46307 and No. 333-46307-01) and related Prospectus for $1,000,000,000 of paired common stock and preferred stock of Patriot American Hospitality, Inc. and Wyndham International, Inc. and (b) Joint Registration Statement on Form S-8 (Files No. 333-56315 and No. 333-56315-01) for the registration of an additional 6,411,516 shares of paired common stock of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our reports (i) dated March 4, 1998, with respect to the consolidated financial statements of SF Hotel Company, L.P.; and (ii) dated February 3, 1998 with respect to the combined financial statements of SC Suites Summerfield Partnerships; each of which is included in the Joint Current Report on Form 8-K/A No. 1 of Patriot American Hospitality, Inc. and Wyndham International, Inc., dated June 2, 1998.


                                        /s/ ERNST & YOUNG LLP


Wichita, Kansas
July 31, 1998